UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 19, 2015

JISHANYE, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-55180	46-1992903
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7F, No. 247, Misheng 1st Road, Xinxing District
Kaosiung City 800
Taiwan, Republic of China

 (Address of Principal Executive Offices)

+886 7222 3733
 (Registrant's Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas; Suite 1100
New York, New York 10105-0302
Phone: (212) 370-1300
Fax: (212) 370-7889
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant's Certifying Accountant.

On October 19, 2015, the board of directors of Jishanye, Inc. (the "Company") dismissed GBH CPAs, PC ("GBH") as its independent registered certified public accounting firm and engaged Crowe Horwath (HK) CPA Limited ("Crowe") as its independent registered certified public accounting firm.
GBH was engaged by the Company on May 13, 2014 and audited the Company's consolidated financial statements for the year ended December 31, 2014.  During the Company's most recent fiscal year and any subsequent interim period through the date of dismissal, there were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GBH, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.
GBH's report on the Company's consolidated financial statements for the year ended December 31, 2014 included a going concern qualification.
During the two most recent fiscal years and through the date of the Company's engagement of Crowe, the Company did not consult with Crowe regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.
Prior to engaging Crowe, Crowe did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to change our independent registered public accounting firm.
The Company provided GBH with a copy of the foregoing disclosure and requested GBH to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated October 20, 2015, furnished by GBH, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Item 9.01.   Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
16.1	Letter dated October 20 2015 from GBH CPAs, PC to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2015	Jishanye, Inc.

By:	/s/ Mei-Chun Lin
Mei-Chun Lin
Chief Financial Officer